UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2010

Columbia Sportswear Company

(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices)

(503) 985-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Company’s Annual Meeting of Shareholders was held pursuant to due notice at 3:00 p.m. on May 25, 2010 (the “Meeting”).

(b)	Two matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect directors for the next year;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

At the Meeting, 32,779,945 shares of common stock were represented in person or proxy, which constituted 97.16 percent of the 33,737,144 shares of the Company outstanding and entitled to vote at the Meeting as of March 22, 2010, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1.	The votes for directors were cast as follows:

	Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
Gertrude Boyle	31,559,590	398,949	0	821,407
Timothy P. Boyle	31,532,990	425,549	0	821,407
Sarah A. Bany	31,562,634	395,905	0	821,407
Murrey R. Albers	31,565,804	392,735	0	821,407
Stephen E. Babson	31,590,621	367,918	0	821,407
Andy D. Bryant	31,591,371	367,168	0	821,407
Edward S. George	31,566,293	392,246	0	821,407
Walter T. Klenz	31,591,297	367,242	0	821,407
John W. Stanton	31,565,350	393,189	0	821,407

2.	The votes for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 were cast as follows:

For	Against	Abstentions
32,211,553	342,304	226,088

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company

Date: May 28, 2010	By:	/s/ Peter J. Bragdon
	Name:	Peter J. Bragdon
	Title:	Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary